SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                  FORM 8-A


            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) or (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                         SouthBanc Shares, Inc.
                         ----------------------
        (Exact name of registrant as specified in its charter)

      Delaware                                                58-2361245
-------------------------                              ----------------------
(State of incorporation                                (I.R.S. Employer
 or organization)                                      Identification Number)

907 North Main Street, Anderson, South Carolina                29621
-----------------------------------------------       -----------------------
(Address of principal executive offices)                    (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box [ ].

Securities to be registered pursuant to Section 12(b) of the Act:

                         Not applicable
                        ----------------
                        (Title of Class)

                         Not applicable
                         --------------
      (Name of Exchange on Which Class is to be Registered)


Securities to be registered pursuant to Section 12(g) of the Act:

               Common stock, $.01 par value per share
               --------------------------------------
                       (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

       The following information is provided pursuant to Item 202 of Regulation S-K.

       (a)    Capital Stock.
              -------------

              (1) The title of the class of securities to be registered is common stock, $.01 par value per share.

       For the information required by this Item with respect to the characteristics of the Common Stock to be registered, reference is hereby made to the material under the captions "PROSPECTUS SUMMARY -- Market for Common Stock," "-- Dividend Policy," "USE OF PROCEEDS," "DIVIDEND POLICY," "MARKET FOR COMMON STOCK," "REGULATION -- Federal Regulation of the Savings Bank -- Limitations on Capital Distributions," "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank -- Voting Rights," "-- Tax Effects," "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY" contained in the Registration Statement on Form S-1, filed on December 17, 1997, and subsequently amended (Registration No. 333-42517) ("Registration Statement"), and incorporated herein by reference.

              (2) Provisions with respect to modification of rights of stockholders otherwise than by a vote of a majority or more of the shares of Common Stock outstanding, voting as a class:

              Not Applicable.

              (3)  Provisions with respect to preferred stock:

              Not Applicable.

              (4) Provisions with respect to whether the rights evidenced by, or amounts payable with respect to, the shares to be registered are, or may be, materially limited or qualified by the rights of any other authorized class of securities, including information regarding such other securities as will enable investors to understand such limitations or qualifications:

              Not Applicable.

              (5) For information required by this item, the material under the caption "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY" contained in the Registration Statement on Form S-1, and amendments thereto, is incorporated herein by reference.

       (b)  Debt securities.
            ---------------

              Not Applicable.

       (c)  Warrants and rights.
            -------------------

              Not Applicable.

       (d)  Other securities.
            ----------------

              Not Applicable.

       (e)    Market information for securities other than common equity.
              ----------------------------------------------------------

              Not Applicable.

       (f)    American Depositary Receipts.
              ----------------------------

              Not Applicable.

Item 2.  Exhibits.
-----------------

       1 Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-42517))

       2(a) Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-42517))

       2(b) Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended File No. 333-42517))

                                 SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 SOUTHBANC SHARES, INC.



                                 By:  /s/ Robert W. Orr
                                      --------------------------------------
                                      Robert W. "Lujack" Orr
                                      President and Chief Executive Officer

Date:  February 9, 1998